EXHIBIT 10.3

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (the “First Amendment”), dated as of February 14, 2012 by and between the OHIO AIR QUALITY DEVELOPMENT AUTHORITY (the “Issuer”) and FIRSTENERGY GENERATION CORP. (the “Company”), to the Loan Agreement, dated as of December 1, 2006, entered into by the Issuer and the Company in connection with the issuance by the Issuer of $234,520,000 State of Ohio Pollution Control Revenue Refunding Bonds Series 2006-A (FirstEnergy Generation Corp. Project) (the “Agreement”), with capitalized terms used herein and not otherwise defined herein having the meanings ascribed to such terms in the Agreement;

W I T N E S S E T H :

WHEREAS, the Issuer has issued $234,520,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2006-A (FirstEnergy Generation Corp. Project) (the “Bonds”) pursuant to Chapter 3706 of the Ohio Revised Code and a Trust Indenture dated as of December 1, 2006 between the Issuer and the trustee thereunder (the “Trustee”), currently The Bank of New York Mellon Trust Company, N.A. (the “Original Indenture”), for the purpose of assisting the Company in the refinancing of a portion of the cost of the acquiring, constructing and installing certain facilities comprising “air quality facilities” as defined in Section 3706.01 of the Ohio Revised Code; and

WHEREAS, the Company has determined that it is in its best interests to pursue converting from an Ohio corporation to an Ohio limited liability company; and

WHEREAS, the Air Quality Facilities Loan Agreement dated as of December 1, 2006 between the Issuer and the Company (the “Loan Agreement”) provides that the Issuer and the Company may enter into amendments and supplements to the Loan Agreement for certain purposes and with the consent of the holders of at least a majority in aggregate principal amount of the Bonds then Outstanding; and

WHEREAS, consistent with the foregoing, and pursuant to the requirements of Section 15.03 of the Indenture, the Issuer and the Company have determined to amend the Agreement by removing references to maintaining its “corporate” existence; and

WHEREAS, having determined that at least a majority in aggregate principal amount of the Bonds Outstanding have consented to the amendments to the Loan Agreement, the Trustee has consented to this First Amendment to the Agreement as evidenced below;

NOW, THEREFORE, the Issuer and the Company covenant and agree as follows:

SECTION 1.    Section 5.2 of the Agreement is hereby amended to read as follows:

5.2 Existence. So long as the Bonds are outstanding, the Company will maintain its existence and its qualification to do business in Ohio, except that it may dissolve or otherwise dispose of all or substantially all of its assets and may consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it, if the surviving, resulting or transferee entity, if other than the Company, is solvent, has a net worth at least equal to the net worth of the Company immediately prior to the transaction, and assumes in writing all of the obligations of the Company hereunder and under the Note, and is an entity organized under one of the states of the United States of America and is duly qualified to do business in Ohio.

SECTION 2.    Upon effectuating the conversion from a corporation to a limited liability company, the entity as so organized and as renamed, ipso facto, shall be the Company under the Agreement and the Note, without the execution of an amended promissory note or the filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto.
SECTION 3.      This First Amendment may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

EXHIBIT 10.3

IN WITNESS WHEREOF, the Issuer and the Company have caused this First Amendment to be duly executed and delivered in their respective names, all as of the date hereinbefore written.

OHIO AIR QUALITY
DEVELOPMENT AUTHORITY

By:	/s/ Todd Nein
Interim Executive Director

FIRSTENERGY GENERATION CORP.

By:	/s/ James F. Pearson
Vice President and Treasurer

Acknowledged and consented to as of the date set forth above.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Biagio Impala
Vice President